Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

Ableauctions.com, Inc.

We consent to the use in the Registration Statement of Ableauctions.com, Inc. on Form S-8 and Form S-3 of our Report of Independent Registered Public Accounting Firm dated March 26, 2007 on the consolidated balance sheet of Ableauctions.com, Inc. as of December 31, 2006, and the related consolidated statement of operations, comprehensive income, cash flows, and stockholders’ equity for the year then ended.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

March 27, 2008